UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Huntsman Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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NOTICE OF CHANGE OF DATE AND FORMAT

OF 2020 ANNUAL MEETING OF STOCKHOLDERS

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

Friday, May 1, 2020 at 2:00 p.m. Central Time

Virtual Meeting Only – No Physical Meeting Location

Dear Fellow Stockholder,

In light of public health concerns related to the coronavirus (COVID-19) pandemic, NOTICE IS HEREBY GIVEN that the date and format of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Huntsman Corporation (the “Company”) have been changed. The Annual Meeting will be held in virtual meeting format only at 2:00 p.m. Central Time on May 1, 2020. Stockholders of record at the close of business on March 5, 2020 are entitled to attend the Annual Meeting. Stockholders will not be able to attend the meeting in-person.

To be admitted electronically to the Annual Meeting at www.virtualshareholdermeeting.com/HUN2020, you must enter your 16-digit control number found on your proxy card, voting instruction form, notice of internet availability of proxy materials or email previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxies in advance of the meeting by one of the methods described in the Company’s proxy materials previously distributed in connection with the Annual Meeting. Please note that the proxy card and voting instruction form previously distributed with the Company’s proxy materials will not be updated and may continue to be used to vote your shares in connection with the Annual Meeting.

Thank you for your continued support.

Sincerely,

David M. Stryker

Secretary

The Woodlands, Texas

April 13, 2020